Exhibit 99.16

FINANCIAL STATEMENTS NOTICE

The following financial statements will be included in a filing on or before May 1, 2010 under Rule 485(b) under the Securities Act of 1933:

Integrity Life Insurance Company Separate Account II:

Report of Independent Registered Public Accounting Firm

Statements of Assets and Liabilities as of December 31, 2009

Statements of Operations for the Year Ended December 31, 2009

Statements of Changes in Net Assets for the Years Ended December 31, 2009 and 2008

Notes to Financial Statements

Integrity Life Insurance Company (Depositor):

Report of Independent Registered Public Accounting Firm

Balance Sheets (Statutory-Basis) as of December 31, 2009 and 2008

Statements of Operations (Statutory-Basis) for the Years Ended December 31, 2009, 2008 and 2007

Statements of Changes in Capital and Surplus (Statutory-Basis) for the Years Ended December 31, 2009, 2008 and 2007

Statements of Cash Flow (Statutory-Basis) for the Years Ended December 31, 2009, 2008 and 2007

Notes to Financial Statements (Statutory-Basis)

The Western and Southern Life Insurance Company (Guarantor):

Report of Independent Registered Public Accounting Firm

Balance Sheets (Statutory-Basis) as of December 31, 2009 and 2008

Statements of Operations (Statutory-Basis) for the Years Ended December 31, 2009, 2008 and 2007

Statements of Changes in Capital and Surplus (Statutory-Basis) for the Years Ended December 31, 2009, 2008 and 2007

Statements of Cash Flow (Statutory-Basis) for the Years Ended December 31, 2009, 2008 and 2007

Notes to Financial Statements (Statutory-Basis)